SONIC SOLUTIONS
AMENDMENT TO
OFFER TO PURCHASE OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK FOR CASH
____________________

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN STANDARD TIME ON DECEMBER 31, 2008

The Date of this Amendment to the Offer to Purchase is December 9, 2008
____________________

Sonic Solutions hereby amends the Offer to Purchase Outstanding Options to Purchase Common Stock for Cash dated November 25, 2008 (the “Offer to Purchase”) as set forth herein.  All capitalized terms not otherwise defined herein have the meanings defined in the Offer to Purchase.  Except as amended, all terms of the Offer to Purchase and all other disclosure set forth in the Offer to Purchase remain unchanged.

1.           All references to the expiration date of the Offer, which was originally 11:59 P.M. Eastern Standard Time on December 26, 2008, are hereby amended to extend the expiration date of the Offer until 11:59 P.M. Eastern Standard Time on December 31, 2008. Until that time, if you have previously elected to accept the Offer with respect to your eligible Options, you may withdraw that election with respect to all of these Options.

2.           The first paragraph of Section 17 of the Offer to Purchase (entitled “Forward-looking statements; Miscellaneous”) is hereby amended and restated as follows:

“Our SEC reports referred to above contain certain forward-looking statements which reflect our views as of the time of the filing of the respective reports with respect to future events and financial performance. All statements other than statements of historical fact may be forward-looking statements. Such forward-looking statements include, among others, those statements regarding future events and future results of Sonic that are based on then current expectations, estimates, forecasts, and the beliefs and assumptions of us and our management, and speak only as of the date made and are not guarantees of future performance. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “estimate,” “project,” “will,” “may” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K (our “Annual Report”), including those set forth in Item 1A and in Item 7A of our Annual Report Item, Item 1A of Part II if our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008, and September 30, 2008 and factors described in other reports that we file with the SEC and elsewhere in this Offer to Purchase. We undertake no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements, unless otherwise required by applicable federal securities laws.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.”